EXHIBIT 10.1

                      SUBSCRIPTION AGREEMENT

                             BETWEEN

                      INLAND RESOURCES INC.

                               AND

                      PENGO SECURITIES CORP.

                      DATED OCTOBER 23, 1995

                      SUBSCRIPTION AGREEMENT


     Subscription Agreement dated October 23, 1995 (this "Agreement") between Inland Resources Inc., a Washington corporation (the "Issuer"), and Pengo Securities Corp., a Delaware corporation (the "Purchaser").

                            ARTICLE I

                           DEFINITIONS

     "Affiliate" shall have the meaning given to such term in Rule 405 under the Securities Act.

     "Closing" has the meaning ascribed to such term in Section 2.2.

     "Closing Data" has the meaning ascribed to such term in Section 2.2.

     "Common Stock" has the meaning ascribed to such term in Section 2.1.

     "Governmental Authority" means the United States, any foreign country, state, county, city or other political subdivision, agency or instrumentality thereof.

     "Invoice" means the invoice to be delivered by the Department of Interior to the Issuer for the balance of the purchase price for the Leases.

     "Leases" means the oil and gas leases located in Duchesne and Uintah County, Utah that will accompany the Invoice and will be executed by the Issuer as the successful bidder for the acreage covered by the Leases from the federal government at a lease sale on September 25, 1995.

     "Material Adverse Effect" means any material adverse effect on the financial condition, assets, business or operations of the Issuer and its Subsidiaries taken as a whole.

     "Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit "A".

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsidiary" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity. Such term shall also refer to any other partnership, limited partnership, joint venture, trust, or other business entity in which such entity has a material interest.

     "Shares" has the meaning ascribed to such term in Section 2.1.

     "Transactions" means the issuance and sale of the Shares to the Purchaser and the other transactions contemplated by this Agreement and the Registration Rights Agreement.


                            ARTICLE II

                     SUBSCRIPTION AND CLOSING

     2.1 Subscription. Subject to the terms and conditions of this Agreement, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser (or the Purchaser's designee) agrees to subscribe for and purchase from the Issuer, 12,000,000 shares (the "Shares") of common stock, par value $.001 per share, of the Issuer (the "Common Stock") , for an aggregate purchase price of $6,000,000 ($0.50 per Share) (the "Purchase Price").

     2.2 Closing. Subject to the terms and conditions of this Agreement, the issuance and purchase of the Shares shall take place at a closing (the "Closing") to be held at the offices of the Issuer at 10:00 a.m. (Denver time) on November 6, 1995. The date on which the Closing occurs is referred to herein as the "Closing Date." On the Closing Date, the Issuer will deliver the Shares registered in the name of the Purchaser and/or the Purchaser's nominees or other designees against receipt of the Purchase Price therefore by wire transfer of immediately available funds to an account designated by the Issuer, or by such other method as is mutually agreed to by the Purchaser and Issuer. Such certificates shall bear appropriate restrictive legends deemed necessary by the Issuer to comply with applicable securities laws. Within one
(1) business day following the Closing, Issuer shall deliver to the Department of Interior or other applicable governmental agency, the full amount of the purchase price for the Leases as set forth in the Invoice, together with the Leases executed by Issuer.

                           ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE ISSUER

     The Issuer represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

     3.1 Authority. The Issuer has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the Transactions to be performed by the Issuer. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the Transactions to be performed by the Issuer have been duly and validly authorized by all necessary action on the part of the Board of Directors of the Issuer, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement by the Issuer or to consummate the Transactions to be performed by the Issuer. This Agreement has been, and the Registration Rights Agreement, when executed at Closing, will have been, duly and validly executed and delivered by the Issuer and, assuming this Agreement and the Registration Rights Agreement constitutes a valid and binding obligation of the Purchaser, this Agreement constitutes, and the Registration Rights Agreement, when executed at Closing, will constitute, a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms. Upon receipt by the Issuer of the Purchase Price, the Shares shall be duly authorized, validly issued, fully paid and non-assessable.

     3.2 Consents and Approval; No Violation. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by the Issuer, the consummation of the Transactions to be performed by the Issuer nor compliance by the Issuer with any of the provisions hereof or of the Registration Rights Agreement will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or by-laws of the Issuer or any of its Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for consents, approvals, authorizations, permits, filings or notifications which have been obtained or made, (iii) result in a default (with or without due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license, agreement or other instrument or obligation to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, (iv) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Issuer or any of its Subsidiaries, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Issuer, any of its Subsidiaries or any of their respective assets.

     3.3 Offering of the Shares. The offer, sale and issuance of the Shares pursuant to this Agreement do not require registration of the Shares under the Securities Act, or registration or qualification under any applicable state "blue sky" or securities laws, based on available non-public offering exemptions which are based, in part, on Purchaser's representations in Section 4.3. The Issuer has not taken, directly or indirectly, nor will it take any action which will subject the issuance or sale of any of the Shares to be in violation of the provision of Section 5 of the Securities Act or the provisions of any securities, blue sky law or similar law of any applicable jurisdiction.

     3.4 Broker's or Finder's Commissions. No broker's or finder's fees or commissions will be payable by the Issuer in connection with the issuance and sale of the Shares or the Transactions.

     3.5 Capitalization. The authorized capital stock of the Issuer consists of 100,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, par value $.001 per share ("Preferred Shares"). As of the date hereof, 28,927,999 shares of Common Stock and 106,850 Series A Preferred Shares were issued and outstanding. Except upon written notification to Purchaser, Issuer will not, prior to the Closing, issue any Common Stock or Preferred Shares (other than pursuant to the Subscription Agreement or upon conversion of Series A Preferred Shares or exercise of outstanding options or warrants), and will not repurchase or redeem any Common Stock or Preferred Shares. Neither the Issuer nor any Subsidiary has any shares of its capital stock reserved for issuance, except for shares of Common Stock issuable upon conversion of Series A Preferred Shares and except for 2,128,000 shares of Common Stock issuable pursuant to the Issuer's employee stock option plan, of which options for 1,504,600 shares are outstanding, 4,278,001 shares issuable pursuant to other outstanding subscriptions, options and warrants, and an additional 300,000 shares issuable to Kyle R. Miller pursuant to his Employment Agreement as a result of consummation of your subscription for the Shares upon Mr. Miller's exercise of a warrant for 300,000 shares, which warrant will have an exercise price of $0.50 per share. No other options, warrants or securities convertible into Common Stock, other than the Series A Preferred Shares, are outstanding; however, the Issuer has granted an ongoing warrant to Kyle R. Miller in an amount equal to 5% of the Common Stock issued by the Issuer during the term of the Employment Agreement between the Issuer and Mr. Miller dated February 23, 1993. All such issued and outstanding shares of capital stock of the Issuer are validly issued, fully paid, non-assessable and free of any preemptive rights.

     3.6 Publicly Filed Documents. The various reports filed by the Issuer with the Securities and Exchange Commission do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

     3.7 Successful Bidder; Title to Leases. The Issuer was the successful bidder for the acreage covered by the Leases at the lease sale held by the federal government on September 25, 1995. The Issuer has received the Leases from the federal government and upon execution of the Leases and payment in full of the amount required under the Invoice, the Issuer will hold valid leasehold title to the Leases upon execution of same by the federal government. The Issuer represents and warrants that the federal government will execute the Leases upon receipt of same executed by the Issuer, together with receipt of the total amount due under the Invoice.

     3.8 Delivery of Leases and Invoiced Amount. The Issuer represents and warrants to Purchaser that upon receipt from the Purchaser of the amount of the Invoice in accordance with Section 2.2, the Issuer will, within one business day after such receipt, deliver the executed Leases to the federal government along with the Invoice amount received from the Purchaser.



                            ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     4.1 Authority. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions to be performed by the Purchaser. The execution and delivery of this Agreement and the consummation of the Transactions to be performed by the Purchaser have been duly and validly authorized by all necessary action on the part of the Board of Directors of the Purchaser, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement by the Purchaser or to consummate the Transactions to be performed by the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Issuer, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     4.2 Consents and Approval; No Violation. Neither the execution and delivery of this Agreement by the Purchaser, the consummation of the Transactions to be performed by the Purchaser nor compliance by the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or by-laws of the Purchaser or any of its Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for consents, approvals, authorizations, permits, filings or notifications which have been obtained or made, (iii) result in a default (with or without due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license, agreement or other instrument or obligation to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, any of its Subsidiaries or any of their respective assets.

     4.3 Securities Laws. The Purchaser has such knowledge and experience in financial and business matters as enables the Purchaser to evaluate the merits and risks of an investment in the Shares. The Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. The Purchaser is subscribing for the Shares for its own account and not with the view to resale or redistribution thereof in violation of the Securities Act. The Purchaser acknowledges that it may not transfer the Shares except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and that a legend to such effect shall be included on the certificate representing the Shares.

                            ARTICLE V

                            COVENANTS

     5.1 Access to Information. Between the date hereof and the Closing Date, the Issuer will afford to the Purchaser and its authorized representatives reasonable access (subject to tenants' rights) to the plant, offices, warehouses, or other facilities and properties, including oil and gas properties) and to the books and records of the Issuer and its Subsidiaries, will permit the Purchaser and its representatives to make such reasonable inspections as they may require and will cause its officers and those of its Subsidiaries to furnish the Purchaser and its representatives with such financial and operating data, environmental assessment and other information with respect to the business, assets and properties of the Issuer and its Subsidiaries, as applicable, as the Purchaser and its representatives may from time to time reasonably request. No inspection or examination by the Purchaser or its representatives will constitute a waiver of any claim against the Issuer for misrepresentation or breach of this Agreement. Purchaser shall hold strictly confidential all information obtained as a result of such access; provided, that Purchaser shall not be obligated to hold confidential information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its representatives or
(ii) was or becomes available to the Purchaser on a nonconfidential basis from a source other than the Issuer or its representatives, provided that such source is not bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting the information to the Purchaser.

     5.2 Best Efforts. Subject to the terms and conditions herein provided, the Issuer and Purchaser agree to use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions.

     5.3 Public Announcements. The Issuer and Purchaser will consult with each other before issuing any press release or otherwise making any public statements with respect to the existence of this Agreement or the Transactions and shall not issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreements between the Issuer and NASDAQ.

     5.4 SEC Filings. For so long as the Purchaser or any of its Affiliates own any of the Shares or any other securities of the Issuer, the Issuer covenants and agrees that it will (i) maintain on a current basis the filing of all reports required to be filed by the Issuer pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; (ii) use its reasonable best efforts to maintain its qualification for the use of Form S-3; and (iii) cooperate with the Purchaser whenever the Purchaser wishes to dispose of any securities of the Issuer owned by the Purchaser or any of its Affiliates under Rule 144 and/or Rule 144A under the Securities Act, to the full extent feasible in order to consummate such disposition.

                            ARTICLE VI

                      PURCHASER'S CONDITIONS

     The obligation of the Purchaser to purchase the Shares is subject to the satisfaction of the following conditions any one or more may be waived by the
Purchaser:

     6.1 Representations and Covenants. The representations and warranties contained in Article III hereof shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date. The Issuer shall have complied with all of its obligations contained herein performance of which is required on or prior to the Closing Date. The Purchaser shall have received a certificate to the foregoing effect executed by an officer of the Issuer.

     6.2 Registration Rights Agreement. The Issuer shall have executed and deliver the Registration Rights Agreement in the form of Exhibit A hereto.

     6.3 Due Diligence. The Purchaser shall, prior to Closing, be satisfied, in it sole discretion, with the results of its legal and business due diligence of the Issuer.

     6.4 Material Adverse Effect. There shall have been no Material Adverse Effect since the end of the quarter covered by the Issuer's most recently filed Form 10-QSB.

     6.5 Option of Counsel. The Purchaser shall have received an opinion of the Issuer's counsel in the form attached hereto as Exhibit "B".


                           ARTICLE VII

                       ISSUER'S CONDITIONS

     The obligation of the Issuer to issue and sell the Shares is subject to the satisfaction of the following conditions any one or more of which may be waived by the Issuer:

     7.1 Representations and Covenants. The representations and warranties contained in Article IV hereof shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date. The Purchaser shall have complied with all of its obligations contained herein performance of which is required on or prior to the Closing Date. The Issuer shall have received a certificate to the foregoing effect executed by an officer cf the Purchaser.


                           ARTICLE VIII

                TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement ray be terminated and the transactions contemplated hereby nay be abandoned at any time prior to the
Closing:

     (a)  By the mutual written consent of the Issuer and Purchaser;

     (b) by the Issuer or the Purchaser if the Closing shall not have occurred on or before December 31, 1995; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this Section 8.1
(b) if the Closing has failed to occur on or before such date by reason of the breach by such party of any of its obligation hereunder; or

     (c) by the Issuer or the Purchaser if there shall have been a breach by the other party of any of the covenants contained herein or if any representation or warranty made by any other party is untrue in any material respect.

     8.2 Effect of Termination In the event of the termination and abandonment of this Agreement pursuant to Section 8. 1 (a) or (b) this Agreement shall forthwith become void and have no affect, without any liability on the part of any party other than Section 9.5.

                            ARTICLE IX

                          MISCELLANEOUS

     9.1 Entire Agreement This Agreement (a) constitutes the entire agreement among the parties with respect to subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered person, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to respective parties as follows:

If to the Issuer:

          Inland Resources Inc.
          475 17th Street
          Suite 1500
          Denver, Colorado  80202
          Fax: 303-296-4070
          Attn:  Kyle R. Miller

          With a copy to:
          Glast, Phillips and Murray, P.C.
          2200 One Galleria Tower
          13355 Noel Road, L.B. 48
          Dallas, Texas 75240-6657
          Fax: 214-419-8329
          Attn: Mike Parsons

If  to  the Purchaser:

          Pengo Securities Corp.
          c/o Smith Management Company
          885 Third Avenue
          34th Floor
          New York, New York 10022
          Attn: David A. Persing, Esq.

     9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws in the state of New York applicable to agreements made and wholly performed in the State of New York.

     9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the sane agreement.

     9.5 Expenses. Except as otherwise provided herein or in the Registration Rights Agreement, each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with transactions contemplated hereby, including fees and expenses of its representatives.

     9.6 Assignment. Except as provided in this Section 9.6, neither the Purchaser nor the Issuer may assign its rights or obligations hereunder. The Purchaser may assign its rights hereunder, subject to compliance with applicable securities laws.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered as of the day and year first set above.

                                   INLAND RESOURCES INC.

                                   By:   /s/ Kyle R. Miller
                                        Title:   President


                                   PENGO SECURITIES
                                   CORP.

                                   By:   /s/ David A. Persing
                                        Title:   Senior Vice President